Sutton Lawrence LLP

Garrett Sutton(1)
Richard Lawrence(2)
Angela V. Langlotz(3)
Frank Troppe(4)

(1)  Also licensed in California

(2)  Licensed in Utah, Illinois and Oklahoma

(3)  Also licensed in Oregon and Washington

(4)  Also licensed in Illinois

4745 Caughlin Parkway Ste. 200 Reno, NV 89509 Tel: (775) 824-0300 Fax: (775) 824-0105 gsutton@sutlaw.com	One Utah Center 201 South Main, Ste. 900 Salt Lake City, UT 84111 Tel: (801) 355 6200 Fax: (801) 292 0687
Reply to: Reno Office

June 12, 2003

Board of Directors
Tortuga Mexican Imports Inc.
Suite 219, 10654-82nd Avenue
Edmonton, AB Canada
T6E 2A7

Re: Registration Statement on Form SB-2 for Tortuga Mexican Imports Inc.
amended and to be re-filed June 12, 2003 - File No. 333-102945

Ladies and Gentlemen:

We have acted as your counsel in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the sale by Tortuga Mexican Imports Inc., a Nevada corporation (the "Company"), of an aggregate of 750,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock" or the "Shares").

This opinion is delivered in accordance with the requirements of Items 601(b)(5) and (23) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form SB-2, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on February 3, 2003 (together with all exhibits thereto, the "Registration Statement"), (ii) the first amended Registration Statement on Form SB-2\A, filed on March 20, 2003 (the "First Amended Registration Statement"), (iii) the second amended Registration Statement on Form SB-2\A, to be filed on June 12, 2003 (the "Second Amended Registration Statement"), (iv) the Charter of the Company, as amended, (v) the Articles of Incorporation of the Company in effect as of the date hereof (vi) the Bylaws of the Company in effect as of the date hereof, (vii) resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares, the filing of the Registration Statement, adopted at a meeting on December 12, 2002 and (viii) a specimen of the certificates representing the Shares. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In rendering this opinion, we have relied upon our review of documentation representing the transactions involving the transfer of the shares and certain other applicable documents pertaining to the status of the Company and its common stock that were furnished to us by the Company. We have also received oral representations made by certain officers and affiliates of the Company.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photocopies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Members of our firm working with respect to the Company are admitted to the practice of law in the State of Nevada and the State of California and to practice federal law of the United States of America, and we do not express any opinion as to the laws of any other jurisdiction or any other applicable law or regulation.

Based upon and subject to the foregoing, we are of the opinion that all outstanding shares in the Company's common stock issued to date, including the Shares to be issued by the Company in the offering, described in the Registration Statement and the First and Second Amended Registration Statements have been duly and validly authorized for issuance, and, upon issuance and delivery of the Shares, said Shares, along with all previously issued and outstanding shares in the Company's common stock will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1.2 to Form SB-2\A, and its use within or incorporation by reference as an exhibit to the Second Amended Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date first written above. This law firm expressly disclaims any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify this opinion. This opinion is expressly limited to the matters stated herein, and this law firm makes no opinion, express or implied, as to any other matters relating to the Company or its securities.

Very truly yours,

/s/ Sutton Lawrence LLP

SUTTON LAWRENCE LLP